Filed pursuant to Rule 424(b)(3)
Registration No: 333-287327

PROSPECTUS

Lithium Americas Corp.

US$1,000,000,000

Common Shares

Preferred Shares

This prospectus relates to the offer and sale by us up to an aggregate US$1,000,000,000 of the securities identified above (the “securities”) of Lithium Americas Corp. (“LAC,” the “Company,” “we,” “our” or “us”).

This prospectus provides you with a general description of the securities offered hereby, including the Company’s common shares, no par value (the “Common Shares”), and the general manner in which we will offer such securities. More specific terms of any securities that we offer may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings, including at prevailing market prices or at prices negotiated with buyers. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing shareholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For example, any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in any applicable prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus.

Our Common Shares are traded on the New York Stock Exchange (“NYSE”) and the Toronto Stock Exchange (“TSX”) under the symbol “LAC.” The closing price for our Common Shares on May 14, 2025, was US$3.08 per share, as reported on the NYSE and was C$4.32 per share, as reported on the TSX.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 23, 2025.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus generally describes Lithium Americas Corp. and its securities, including its Common Shares. We may use the shelf registration statement to sell the listed securities from time to time through any means described in the section entitled “Plan of Distribution.”

More specific terms of any securities we offer may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered, any specific allocation of the net proceeds of an offering of securities to a specific purpose and other terms of the offering. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No offer of the securities will be made in any jurisdiction where the offer is not permitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus contains or incorporates by reference information that includes or is based upon “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). All statements, other than statements of historical facts, are forward-looking statements and can be identified by the use of statements that include, but are not limited to, words, such as “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “proposes,” “potential,” “target,” “implement,” “schedule,” “forecast,” “intend,” “would,” “could,” “might,” “should,” “believe” and similar terminology, or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. Forward-looking statements in this prospectus, including the documents incorporated by reference, includes, but is not limited to:

•

statements relating to the anticipated sources and uses of funds to complete project financing, statements relating to the investment agreement with General Motors Holdings LLC (“GM”) to establish a joint venture with the Company for the purposes of funding, developing, constructing and operating the Thacker Pass project (the “Project” and, such transaction, the “JV Transaction”), the Conditional Commitment from the U.S. Department of Energy’s Advanced Technology Vehicles Manufacturing Loan Program (the “DOE Loan”), and the strategic investment of $250 million from fund entities managed by Orion Resource Partners LP (collectively, “Orion”), for the development and construction of Phase 1 of the Project (the “Orion Investment”), including statements regarding satisfaction of draw down conditions on the DOE Loan and expected timing for first draw down on the DOE Loan;

•	expectations about the extent that the JV Transaction, DOE Loan, the Orion Investment and cash on hand would fund the development and construction of the Project on schedule or at all;

•	expectations and timing on the commencement of major construction and first production;

•	project de-risking initiatives;

•

expectations related to the construction build, job creation and nameplate capacity of the Project as well as other statements with respect to the Company’s future objectives and strategies to achieve these objectives, including the future prospects of the Company;

•	the estimated cash flow, capitalization and adequacy thereof for the Company;

•

the estimated costs of the development of the Project, including timing, progress, approach, continuity or change in plans, construction, commissioning, milestones, anticipated production and results thereof and expansion plans;

•	cost and expected benefits of the transloading terminal;

•	cost and expected benefit of the limestone quarry;

•	anticipated timing to resolve, and the expected outcome of, any complaints or claims made or that could be made concerning the permitting process in the U.S. for the Project;

•	the timely completion of environmental reviews and related consultations, and receipt or issuance of permits and approvals, in the U.S. for the Company’s development and resultant operations;

•	capital expenditures and programs;

•	estimates, and any change in estimates, of the mineral resources and mineral reserves at the Project;

•	development of mineral resources and mineral reserves;

•

the realization of mineral resources and mineral reserves estimates, including whether certain mineral resources will ever be developed into mineral reserves, and information and underlying assumptions related thereto;

•	government regulation of mining operations and treatment under governmental and taxation regimes; the future price of commodities, including lithium;

•	the creation of a battery supply chain in the U.S. to support the electric vehicle market;

•	the timing and amount of future production, currency exchange and interest rates;

•	the Company’s ability to raise capital;

•	expected expenditures to be made by the Company on the Project;

•	statements relating to revised capital cost estimates;

•	ability to produce high purity battery-grade lithium products;

•	settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production;

•	the timing, cost, quantity, capacity and product quality of production at the Project;

•	successful development of the Project, including successful results from the Company’s testing facility and third-party tests related thereto;

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statements with respect to the expected economics of the Project, including capital costs, operating costs, sustaining capital requirements, after-tax net present value and internal rate of return, pricing assumptions, payback period, sensitivity analyses, net cash flows and life of mine;

•	anticipated job creation and the completion of the workforce hub;

•

the expectation that the National Construction Agreement (Project Labor Agreement) with North America’s Building Trades Unions for construction of Phase 1 of the Project will minimize construction risk, ensure availability of skilled labor, address the challenges associated with the Project’s remote location and be effective in prioritizing employment of local and regional skilled craft workers, including members of underrepresented communities;

•	the expected workforce development training program being prepared with Great Basin College;

•	the Company’s commitment to sustainable development, limiting the environmental impact at the Project and plans for phased reclamation during the life of mine including use benefits of growth media;

•	ability to achieve capital cost efficiencies;

•	anticipated use of any future proceeds and earnings related to the Project;

•	anticipated plans regarding the payment or non-payment of dividends; and

•

as well as other statements with respect to management’s beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts.

Forward-looking statements involve known and unknown risks, assumptions and other factors that may cause actual results or performance to differ materially. Forward-looking statements reflect the Company’s current views about future events, and while considered reasonable by the Company as of the date of this prospectus, are inherently subject to significant uncertainties and contingencies. Accordingly, there can be no certainty that they will accurately reflect actual results. Assumptions and other factors upon which such forward- looking statements is based include, without limitation:

•	expectations regarding Phase 2 of the Project, including financing;

•

the ability of Lithium Nevada LLC (“LN”) to draw down on the DOE Loan on the anticipated timeline, or at all, and the absence of material adverse events affecting the Company during the construction of the Project;

•	the ability of LN to satisfy all draw down conditions for the DOE Loan in a timely manner;

•	the ability of the Company to perform conditions and meet expectations regarding the Company’s financial resources and future prospects;

•	the ability to meet future objectives and priorities;

•	a cordial business relationship between the Company and third-party strategic and contractual partners;

•

the risk of tax liabilities as a result of the statutory plan of arrangement between the Company and Lithium Americas (Argentina) Corp. (the “Arrangement”) and general business and economic uncertainties and adverse market conditions;

•	the risk that the Arrangement may not be tax-free for income tax purposes and potential significant tax liabilities that the Company may be exposed to if the tax-deferred spinoff rules are not met;

•

the risk of tax indemnity obligations owed by the Company to Lithium Argentina AG (“Lithium Argentina”) following the Arrangement becoming payable, including as a result of events outside of the Company’s control;

•	the availability of equipment and facilities necessary to complete development and construction of the Project;

•	unforeseen technological and engineering problems;

•

changes in general economic and geopolitical conditions, including as a result of regulatory changes by the current U.S. presidential administration, higher interest rates, the rate of inflation, a potential economic recession and potential changes in U.S. trade policy, including the imposition of tariffs and the resulting consequences on, among other things, the extractive resource industry, the green energy transition and the electric vehicle market;

•	uncertainties inherent to feasibility studies and mineral resource and mineral reserve estimates;

•	the mine processing facilities, based on the results of the testing facility and third-party tests, performing as expected;

•	the ability of the Company to secure sufficient additional financing, advance and develop the Project, and to produce battery-grade lithium;

•	the respective benefits and impacts of the Project when production operations commence;

•	settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production;

•	the Company’s ability to operate in a safe and effective manner, and without material adverse impact from the effects of climate change or severe weather conditions;

•	uncertainties relating to receiving and maintaining mining, exploration, environmental and other permits or approvals in Nevada;

•	demand for lithium, including that such demand is supported by growth in the electric vehicle market and lithium-ion battery market;

•	current technological trends;

•	the impact of increasing competition in the lithium business, and the Company’s competitive position in the industry;

•

continuing support of local communities and the Fort McDermitt Paiute and the Shoshone Tribe in relation to the Project, and continuing constructive engagement with these and other stakeholders, and any expected benefits of such engagement;

•	risks related to cost, funding and regulatory authorizations to develop a workforce housing facility;

•	the stable and supportive legislative, regulatory and community environment in the jurisdictions where the Company operates;

•	impacts of inflation, deflation, currency exchange rates, interest rates and other general economic and stock market conditions;

•	the impact of unknown financial contingencies, including litigation costs, environmental compliance costs and costs associated with the impacts of climate change, on the Company’s operations;

•	increased attention to environmental, social, governance and safety and sustainability-related matters;

•

risks related to the Company’s public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential “greenwashing,” (i.e., misleading information or false claims overstating potential sustainability- related benefits);

•	risks that the Company may face regarding potentially conflicting initiatives from certain U.S. state or other governments;

•	estimates of, and unpredictable changes to, the market prices for lithium products;

•	development and construction costs for the Project, and costs for any additional exploration work at the project;

•	estimates of mineral resources and mineral reserves, including whether mineral resources not included in mineral reserves will be further developed into mineral reserves;

•	some of the modifying factors used to convert mineral resources to mineral reserves may change materially, and could materially impact the mineral reserve estimate;

•	reliability of technical data;

•

anticipated timing and results of exploration, development and construction activities, including the impact of ongoing supply chain disruptions and availability of equipment and supplies on such timing;

•	timely responses from governmental agencies responsible for reviewing and considering the Company’s permitting activities at the Project;

•	availability of technology, including low carbon energy sources and water rights, on acceptable terms to advance the Project;

•	government regulation of mining operations and mergers and acquisitions activity, and treatment under governmental, regulatory and taxation regimes;

•	ability to realize expected benefits from investments in or partnerships with third parties; accuracy of development budgets and construction estimates;

•	that the Company will meet its future objectives and priorities;

•	that the Company will have access to adequate capital to fund its future projects and plans;

•	that such future projects and plans will proceed as anticipated;

•	compliance by the JV Partners (as defined herein) with terms of agreements and the ability of the JV Partners to fund their share of funding obligations for the Project;

•	the lack of any material disputes or disagreements between the JV Partners;

•	the regulation of the mining industry by various governmental agencies;

•	as well as assumptions concerning general economic and industry growth rates, commodity prices, resource estimates, currency exchange and interest rates and competitive conditions.

Although the Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct.

Readers are cautioned that the foregoing lists of factors are not exhaustive. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. As such, readers are cautioned not to place undue reliance on this information, and that this information may not be appropriate for any other purpose, including investment purposes. The Company’s actual results could differ materially from those anticipated in any forward-looking statements as a result of the risk factors set out herein, and in the Company’s other continuous disclosure documents available on EDGAR at www.sec.gov. All forward-looking statements contained in this prospectus is expressly qualified by the risk factors set out in the aforementioned documents. Readers are further cautioned to review the full description of risks, uncertainties and management’s assumptions in the aforementioned documents and other disclosure documents available on EDGAR. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INFORMATION ABOUT THE COMPANY

Our Company

We are a Canadian-based resource and materials company focused on developing, building and operating significant lithium deposits and chemical processing facilities. Our flagship asset is Thacker Pass, a sedimentary- based lithium deposit located in the McDermitt Caldera in Humboldt County, in northern Nevada (“Thacker Pass”). Thacker Pass is owned by LN, a wholly owned subsidiary of Lithium Nevada Ventures LLC (“Lithium Nevada Ventures”), the joint venture (“JV”) between General Motors Holdings LLC (“GM”) and the Company (together, the “JV Partners”). We own a 62% interest in Thacker Pass and will manage the Project, and GM owns a 38% interest in Thacker Pass.

Thacker Pass “Phase 1” refers to the anticipated initial phase of production, targeting 40,000 tonnes per year (“t/y”) of battery-grade lithium carbonate (“Li2CO3”), “Phase 2” refers to a possible second phase of production at Thacker Pass, targeting an additional 40,000 t/y, “Phase 3” refers to a possible third phase of production at Thacker Pass, targeting an additional 40,000 t/y, “Phase 4” refers to a possible fourth phase of production at Thacker Pass, targeting an additional 40,000 t/y, “Phase 5” refers to a fifth phase of development that would add an additional beneficiation circuit and sulfuric acid plant, without an additional Li2CO3 processing plant, for total planned production capacity of 160,000 t/y.

We also hold investments in Green Technology Metals Limited (“GT1”) and Ascend Elements, Inc. (“Ascend Elements”), and exploration properties in the U.S. and Canada.

Our Common Shares are listed on the NYSE and on the TSX under the symbol “LAC.”

Amounts stated in this prospectus are in United States dollars, unless otherwise indicated.

Company Information

Our principal executive offices are located at 3260 – 666 Burrard Street, Vancouver, BC V6C 2X8, and our telephone number is (778) 656-5820. Our website is www.lithiumamericas.com. The information found on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider those risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Common Shares could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Except as otherwise provided in any applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of securities for general corporate purposes, which may include funding of corporate and project overhead expenses, financing of capital expenditures, repayment of indebtedness and additions to working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in any applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may use one or more of the following methods when selling securities under this prospectus:

•	underwritten transactions;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales and delivery of our Common Shares to close out short positions;

•	sales by broker-dealers of our Common Shares that are loaned or pledged to such broker-dealers;

•	“at-the-market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We may prepare prospectus supplements that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

We may fix a price or prices of our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

We may change the price of the securities offered from time to time.

If we use underwriters in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best- efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may enter into agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

DESCRIPTION OF COMMON SHARES

The following summary of certain material provisions of our capital stock does not purport to be complete and is subject to and qualified by reference to our amended articles of incorporation (our “Articles”).

Common Shares

The Company is authorized to issue an unlimited number of Common Shares without par value of which, as at May 8, 2025, a total of 218,904,876 Common Shares are issued and outstanding. Holders of Common Shares are entitled to receive notice of and to attend all meetings of shareholders and to one vote in respect of each Common Share held at all such meetings. Subject to the rights of holders of any other class of shares of the Company entitled to receive dividends in priority, shareholders will be entitled to receive dividends if, as and when declared by the Board of Directors out of the assets of the Company properly applicable to the payment of dividends. In the event of the liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, shareholders will be entitled to all remaining property and assets of the Company on a share for share basis.

Other than the participation right held by GM and discussed in more detail below, the Common Shares are not subject to pre-emptive, redemption, purchase or conversion rights. There are no sinking fund provisions in relation to the Common Shares and they are not liable to further calls or assessment by the Company. The Business Corporations Act (British Columbia) (the “BCBCA”) and our Articles provide that the rights and restrictions attached to any class of shares may not be modified, amended or varied unless consented to by special resolution passed by not less than two-thirds of the votes cast in person or by proxy by holders of shares of that class.

The prospectus supplement may include a discussion of Canadian and U.S. federal income tax considerations applicable to the Common Shares.

GM Investor Rights Agreement

Under the Amended and Restated Investor Rights Agreement, dated October 15, 2024, between the Company and GM (the “Investor Rights Agreement”), GM has certain board nomination rights, oversight and demand registration and piggy-back registration rights and securities offering participation rights, and is also subject to certain standstill limitations pertaining to take-over bids (and similar transactions) until a period that ends on the earlier of (i) five years from the date of the reorganization resulting in the separation of the North American business and Argentinian business of Lithium Americas (Argentina) Corp. (formerly Lithium Americas Corp.) into two independent public companies (the “Separation”), and (ii) one year following the date of the commencement of commercial production for Phase 1 as outlined in the agreement to supply GM with Li2CO3 production from Thacker Pass (the “Offtake Agreement”).

Election of Directors

Directors are elected annually for a term of one year, as approved by the vote of shareholders entitled to vote at the annual general meeting for the election of directors, or in the unanimous resolution that appoints, such directors. All directors cease to hold office immediately before the election or appointment of such directors, but are eligible for re-election or re-appointment.

Dividends and Distributions

The Company has not paid any dividends since its incorporation and does not currently have a policy with respect to the payment of dividends. It is anticipated that the Company will not have a fixed dividend policy and will not declare any dividends on the Common Share for the immediate future; rather, all available funds of the

Company will be kept as retained earnings to fund operations, used to undertake exploration and development programs on its mineral properties, and for the acquisition of additional mineral properties for the foreseeable future. Any future payment of dividends will depend, among other things, upon the Company’s earnings, capital requirements and operating and financial condition. Generally, dividends can only be paid if a corporation has retained earnings. There can be no assurance that the Company will generate sufficient earnings to allow it to pay dividends.

DESCRIPTION OF PREFERRED SHARES

The particular class of preferred shares and the particular terms and provisions of any series of such class of preferred shares offered by any prospectus supplement will be described in the prospectus supplement filed in respect of such series of preferred shares. The prospectus supplement may include a discussion of Canadian and U.S. federal income tax considerations applicable to the preferred shares.

INVESTMENT IN LITHIUM AMERICAS CORP. BY EMPLOYEE BENEFIT PLANS

The purchase or holding of our Common Shares by an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), an individual retirement account (“IRA”), or any entity whose assets include the assets of such plans or arrangements (collectively, “Plans”) is subject to ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and, in some cases, to provisions under federal, state, local, non-U.S. or other laws that impose rules similar to ERISA or the Code (“Similar Laws”). Under these rules, fiduciaries of a Plan must, among other things, ensure that any investment in our Common Shares is prudent, complies with the Plan’s governing documents, is properly diversified, will not result in the recognition of unrelated business taxable income and, most importantly, will not constitute a “prohibited transaction” with a “party in interest” or “disqualified person” (as those terms are defined in ERISA and the Code, respectively). Statutory, class or individual exemptions may be available to address these concerns, but no assurance can be given that all of the conditions of any such exemptions will be satisfied.

In addition, a Plan that acquires our Common Shares could, in certain circumstances, be deemed to hold an undivided interest in our underlying assets (“plan assets”), thereby subjecting our operations to ERISA’s fiduciary and prohibited-transaction rules. The U.S. Department of Labor’s “plan asset” regulation, as modified by ERISA Section 3(42), generally avoids this result if: (i) the Common Shares qualify as “publicly-offered securities” (widely held, freely transferable and either part of a public offering or registered under the Securities Act), (ii) we qualify as an “operating company,” or (iii) less than 25% of the value of any class of our equity interests is held by “benefit plan investors.” While we expect one or more of these exceptions to apply, we cannot guarantee that will be the case.

Accordingly, each person acquiring or holding our Common Shares will be deemed to have represented that (a) it is not, and for so long as it holds the Common Shares will not be, using assets of any Plan subject to ERISA, the Code or Similar Laws, or (b) its purchase and continued holding of the Common Shares will not result in a non-exempt prohibited transaction or similar violation under any applicable Similar Laws. Fiduciaries considering an investment in the Common Shares should consult their own legal advisors regarding the consequences under ERISA, the Code and any Similar Laws, and the availability of exemptive relief.

LEGAL MATTERS

The validity of our Common Shares offered by this prospectus will be passed upon for us by Cassels Brock & Blackwell LLP, Toronto, Ontario. Certain legal matters in connection with this offering will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in audit and accounting.

The estimates of mineral resources and mineral reserves and related information of the Project incorporated by reference herein are based upon analyses contained in the S-K 1300 Technical Report Summary for the Thacker Pass Project Humboldt County, Nevada, USA (the “S-K 1300 Technical Report”), with an effective date of December 31, 2024, and performed by SGS Canada Inc., Sawtooth Mining LLC, NewFields Mining Design & Technical Services, and EXP U.S. Services Inc. Such estimates and related information have been so incorporated in reliance upon the authority of such firms as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of our securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of such contract, agreement or other document and are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our registration statement, of which this prospectus constitutes a part, and the exhibits and schedules thereto can be downloaded from the SEC’s website. We file with or furnish to the SEC periodic reports and other information. These reports and other information may be obtained from the SEC’s website as provided above. Our website is located at www.lithiumamericas.com. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus, and investors should not rely on such information in making a decision to purchase our securities.

We furnish or make available to our shareholders annual reports containing our audited financial statements prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). We also furnish or make available to our shareholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing and prior to effectiveness of the registration statement that contains this prospectus and prior to the time that all the Common Shares offered by this prospectus have been sold by the selling shareholder as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) or such registration statement has been withdrawn:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 15, 2025;

•

our Current Reports on Form 8-K, filed on January 7, 2025, January  7, 2025, March  11, 2025, March  28, 2025, and April 7, 2025 (except that, with respect to each of the foregoing Current Reports, any portion thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus); and

•

the description of the Common Shares contained in our Registration Statement on Form 20-F, filed with the SEC on August 22, 2023, as amended, and declared effective by the SEC on September 28, 2023, including any amendment or report filed for the purpose of amending such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

3260 – 666, Burrard Street

Vancouver, BC V6C 2X8

(778) 656-5820

Attention: Investor Relations

Lithium Americas Corp.

$1,000,000,000

Common Shares

Preferred Shares

PROSPECTUS

May 23, 2025